Exhibit 99.1
4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

Pebblebrook Hotel Trust Acquires Iconic Jekyll Island Club Resort
And Executes Contract To Sell Villa Florence San Francisco On Union Square

Bethesda, MD, July 22, 2021 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it acquired the Jekyll Island Club Resort for $94.0 million. The 200-room resort is listed in the National Register of Historic Places and is located in the heart of Jekyll Island, one of the renowned Golden Isles off the coast of Georgia. The Company retained Noble House Hotels & Resorts (“Noble House”) to manage the resort.

Jekyll Island Club Resort includes the Jekyll Island Club, located on the East River, which features 159 guest rooms and suites inspired by late 19th-century charm and décor across four landmarked buildings, each with a custom design and layout including three unique Victorian-style private mansions. The resort also features the Jekyll Ocean Club, an oceanfront oasis opened in 2017, featuring 41 guestrooms, including 40 spacious suites, with breathtaking ocean views and access to the Atlantic Ocean. Jekyll Island Club Resort boasts over 14,000 square feet of unique indoor meeting space, 5 restaurants and lounges, including the acclaimed Grand Dining Room, the extremely popular Wharf Restaurant and the ocean front and open-air Eighty Ocean Kitchen and Bar, 2 outdoor pools, numerous outdoor verandas and dramatic event lawns, access to pristine beaches, and a quintessential 19th-century style croquet lawn.

“We’re very excited to acquire this iconic resort on historic Jekyll Island,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “This regional drive-to retreat is the island’s premier destination, strategically located in the center of the Jekyll Island National Landmark Historic District. There are many opportunities at the resort to increase the property’s financial performance through operational enhancements and physical improvements, including elevating the entire guest experience, expanding the restaurant and bar offerings, reimagining the merchandising and quality of the retail space, and creating many more revenue-generating venues. Our redevelopment expertise combined with our asset management initiatives should generate tremendous value creation at this storied resort.”

When initially established in 1888, the Jekyll Island Club Resort was positioned as an exclusive retreat and playground for the nation’s wealthiest families, including the Vanderbilts, Morgans, Pulitzers, and Rockefellers, who built the resort’s Victorian mansions. For more than 100 years, Jekyll Island Club Resort has been famed for its elegant design, unrivaled surroundings, island stewardship, and environmental sustainability.

Jekyll Island is part of the Golden Isles, a group of four barrier islands off the coast of Georgia, which includes St. Simons Island, Sea Island, and Little St. Simons Island. Jekyll Island is a popular yet intimate vacation destination that features miles of outdoor amenities, including extensive biking and hiking trails, oceanfront nature escapes, horse-drawn carriage tours and several well-appointed public golf courses. The island prides itself on its focus on environmental sustainability. All development is controlled by the Jekyll Island Authority, a self-supporting state entity responsible for the overall management, preservation, and stewardship of Jekyll Island.

Noble House has been selected by Pebblebrook to manage Jekyll Island Club Resort. Following the acquisition of Jekyll Island Club Resort, Noble House now manages six of Pebblebrook’s properties.

“We are excited to partner with Noble House on another prestigious resort,” continued Mr. Bortz. “Noble House has extensive experience transforming and creatively operating high-quality, iconic resorts, including our LaPlaya Beach Resort & Club in Naples, Florida, our redeveloped San Diego Mission Bay Resort, and our recently renovated L’Auberge Del Mar in southern California. We look forward to adding Jekyll Island Club Resort to our growing resort collection with Noble House.”

“We are honored to have this once-in-a-lifetime opportunity to manage this iconic resort and to celebrate its storied history and natural beauty,” said Sean Mullen, President, Acquisitions, Sales & Revenue Management for Noble House Hotels & Resorts. “This unique resort features the island’s finest sunset and ocean views, spacious verandas and lawns, canopies of ancient oak trees, and stunning natural gardens. This positions Jekyll Island Resort as the perfect destination for celebrations and gatherings of all sizes, hosting over 100 weddings each year while also welcoming families and other small groups that are attracted to the history and natural beauty of Jekyll Island.”

For full-year 2021, Jekyll Island Club Resort is forecasted to operate at 68 percent occupancy, with a $268 average daily rate (“ADR”), $182 room revenue per available room (“RevPAR”), and $360 of total revenue per available room (“TRevPAR”). The resort is expected to generate hotel earnings before interest, taxes, depreciation, and amortization (“Hotel EBITDA”) of $7.6 million and hotel net operating income (“hotel NOI”) after a 4% capital reserve of $6.6 million.

The acquisition of Jekyll Island Club Resort brings the total number of properties in the Company’s portfolio to 52, which includes 9 drive-to, independent lifestyle resorts.

Contract to Sell Villa Florence San Francisco on Union Square

The Company executed a contract to sell Villa Florence San Francisco on Union Square for $87.5 million to an unaffiliated third party. Pebblebrook expects the sale to be completed in the third quarter of 2021. The sale is subject to normal closing conditions, and the Company offers no assurances that this sale will be completed on these terms or at all.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 52 hotels, totaling approximately 12,800 guest rooms across 14 urban and resort markets with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

About Noble House Hotels & Resorts

Built upon a philosophy that emphasizes location, distinction, and soul, Noble House Hotels & Resorts dedicates itself to creating and managing exceptional properties that celebrate their local communities. Headquartered in Seattle, Washington and continuously growing, the Noble House portfolio features a luxury and upper upscale portfolio of 18 distinct and visually captivating hotel properties, over 50 restaurants, bars, and lounges, the Napa Valley Wine Train, and a collection of spas, marinas, and private residences throughout the U.S. and Canada. A range of beachfront resorts spanning California and Florida, luxury retreats in Jackson Hole, WY, British Columbia, and Colorado, and award-winning urban hotels in Seattle and San Francisco punctuate the diverse collection. Centered within destinations worthy of every bucket list and layered with unique amenities that inspire adventure, the curated collection of one-of-a-kind hotels, resorts and adventures, are known for creating unforgettable travel experiences. For more information, visit www.noblehousehotels.com or call Noble House Hotels & Resorts at 877.NOBLE.TRIP.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections of hotel operating performance; the Company’s timing estimate of the completion of a hotel sale; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; and descriptions of assumptions underlying or relating to any of the foregoing including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of July 22, 2021. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Jekyll Island Club Resort
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
Full-Year 2021 Forecast
(Unaudited, in millions)

Full-Year 2021 Forecast

Hotel net income	$3.8

Adjustment:
Depreciation and amortization(1)	3.8

Hotel EBITDA	$7.6

Adjustment:
Capital reserve	(1.0)

Hotel Net Operating Income	$6.6

(1) Depreciation and amortization have been estimated based on a preliminary purchase price allocation. A change, if any, in the allocation will affect the amount of depreciation and amortization and the resulting change may be material.
This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented forecasted hotel EBITDA and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income after capital reserves calculations to hotel net income in accordance with GAAP.